UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023 (December 1, 2023)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO 80241
(Address of principal executive offices)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Background

As previously disclosed by Ascent Solar Technologies, Inc. (the “Company”) on December 19, 2022, the Company entered into a Securities Purchase Contract (the “Securities Purchase Contract”) with two institutional investors (each, an “Investor” and collectively, the “Investors”) for the issuance to the Investors of $12,500,000 in aggregate principal amount of Senior Secured Original Issue 10% Discount Convertible Advance Notes pursuant to a direct registered offering (the “Registered Advance Notes”) and $2,500,000 in aggregate principal amount of Senior Secured Original Issue 10% Discount Convertible Advance Notes in a concurrent private placement (the “Private Placement Advance Notes” and, together with the Registered Advance Notes, the “Advance Notes”).

Pursuant to the Advance Notes, the Investors may, upon delivery of a conversion notice to the Company, elect to receive repayment of all or any portion of the principal amount of the Advance Notes in shares of the Company’s Common Stock at a variable conversion price calculated as a discount to the Company’s recent trading price, provided that the conversion price may in no event be less than $40.00 (the “Floor Price”).

The Company and each of the Investors had previously agreed that if the Company receives a notice of conversion at a time that the conversion price then in effect is less than the Floor Price then in effect, the Company shall issue a number of shares equal to the conversion amount divided by such Floor Price and, at its election the Company may pay the economic difference between the applicable conversion price and such Floor Price in cash at such time or in stock.

As of December 1, 2023, the Company has (i) $407,000 aggregate principal amount of Advance Notes that remain outstanding and (ii) $1.26 million of outstanding conversion payable liability relating to prior conversions of the Advance Notes.

December Amendment to Floor Price, Conversion Price and Stock Payment Terms

On December 1, 2023, the Company and each of the Investors agreed:

•	to amend the Advance Notes to provide that the Floor Price for all purposes of the Advance Notes has been lowered to $0.65 per share of the Company’s common stock;
•	future conversions of the Advance Notes will continue to be at the conversion price of 80% of the three lowest VWAPs of the Common Stock on the 10 trading days preceding delivery of a conversion notice by an Investor, but the conversion price may not be less than the Floor Price of $0.65;
•	future stock payments of existing conversion payable liabilities will be at an issue price of 100% of the VWAP of the Common Stock on the conversion date, but the conversion price may not be less than the Floor Price of $0.65.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

December 4, 2023	By:	/s/ Jin Jo
Name: Jin Jo
Title: Chief Financial Officer